Execution copy

UNSECURED PROMISSORY NOTE

Principal Amount: $140,000.00  Bohemia, New York
  November 30, 2020

FOR VALUE RECEIVED, the undersigned (“Maker”) hereby promises to pay to ALTAMIRA INSTRUMENTS, INC. (the “Lender”), at its office located at c/o Scientific Industries, Inc. 80 Orville Drive, Suite 120, Bohemia, New York 11716, or at such other address as Lender may designate from time to time, the principal amount of ONE HUNDRED FORTY THOUSAND and NO/100 DOLLARS ($140,000.00) (or such lesser principal amount of the loan evidenced by this Note that has not been repaid or prepaid) in lawful money of the United States of America, on January 31, 2021 (the “Maturity Date”) or such earlier date as provided in Paragraph 6 below, in the manner set forth herein. At any time after the occurrence and during the continuance of an Event of Default, in the Lender’s sole discretion and without waiving any of its other rights or remedies, the principal amount outstanding hereunder shall bear simple interest at a rate equal to five percent (5%), effective as of the occurrence of such Event of Default through the date on which such Event of Default is waived or cured. Unless the context requires otherwise, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement, dated as of November 30, 2020, by and between Maker and the Lender (as the same may be amended, restated, modified or supplemented from time to time, the “Asset Purchase Agreement”).

1. This Unsecured Promissory Note (as the same may be amended, restated, modified or supplemented from time to time, this “Note”) is being issued pursuant to Section 2.3(b)(iii) of the Asset Purchase Agreement.

2. This Note shall not accrue interest unless an Event of Default shall occur hereunder at which time interest shall accrue as set forth herein.

3. Notwithstanding any provisions of this Note to the contrary, in no event shall the amount of interest paid or agreed to be paid by Maker exceed an amount computed at the highest rate of interest permissible under applicable law.

4. All payments hereunder shall be made in lawful money of the United States of America in immediately available funds by wire, ACH or check drawn on a U.S. bank. All payments made hereunder shall be applied in the following order: first to costs, fees and expenses of the Lender in respect of enforcement of this Note as provided in the last sentence of Paragraph 6, then to accrued but unpaid interest due and payable hereunder, then to principal payments due hereunder.

5. This Note may be prepaid in whole or in part at any time without premium or penalty.

6. Upon the occurrence of any of the following specified events of default (each an “Event of Default”): (a) default by Maker in making any payment of principal or interest under this Note when due and payable; (b) Maker shall make a general assignment for the benefit of its creditors; or (c) a trustee or receiver is appointed for Maker or for the greater part of the properties of Maker with the consent of Maker, or if appointed without the consent of Maker, such trustee or receiver is not discharged within ninety (90) days, or the bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against Maker under the laws of any jurisdiction, and if instituted against Maker are consented to by it or remain undismissed for ninety (90) days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of Maker and shall not be released or bonded within sixty (60) days after levy; then, in any such event, and at any time thereafter, unless and to the extent that the Lender shall otherwise elect, if any Event of Default shall then be continuing, the principal and the accrued interest under this Note shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Maker.

7. Upon an Event of Default hereunder, the Lender shall have the rights and remedies provided by law. Maker will pay to the Lender all reasonable out of pocket expenses (including reasonable expense for legal services of every kind) of, or incidental to, the enforcement of any of the provisions hereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any federal or state court located within Pittsburgh, Pennsylvania, in connection with any matter based upon or arising out of this Note or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Pennsylvania for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

8. All notices, requests, claims, demands and other communications hereunder shall be made in accordance with Section 7.1 of the Asset Purchase Agreement.

No modification or waiver of any provision of this Note and no consent by the Lender to any departure therefrom by Maker, shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

9. The Lender may not assign or transfer all or any part of this Note or its interest therein and any attempt to effect such assignment or transfer will be void. This Note and the provisions hereof are to be binding on the successors and assigns of Maker.

[signature page follows]

EXECUTED as of the day and year first written above.

MAKER:

BEIJING JWGB SCI. & TECH. CO.,
LTD

s Yang Feng
By:
        Name: Yang Feng
        Title: President

Acknowledged and Agreed as of the date
first written above:

ALTAMIRA INSTRUMENTS, INC.

s Helena Santos
By:
        Name: Helena R. Santos
        Title: Chief Executive Officer

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